Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On February 5, 2026, MasterCraft Boat Holdings, Inc., a Delaware corporation (“MasterCraft”), Merger Sub 1, Merger Sub 2, and Marine Products Corporation, a Delaware corporation (“Marine Products”) entered into the merger agreement. Pursuant to the merger agreement, on May 15, 2026, before the market opened, Merger Sub 1 merged with and into Marine Products, with Marine Products surviving as a wholly owned subsidiary of MasterCraft. Immediately after the first merger, Marine Products merged with and into Merger Sub 2, with Merger Sub 2 surviving the second merger as a wholly owned subsidiary of MasterCraft. Concurrently, with the execution of the merger agreement, on February 5, 2026, MasterCraft entered into certain ancillary agreements (as defined and further described in Note 1). The transactions contemplated in connection with the merger agreement, including the mergers, are referred to herein as the “transactions” and the consummation of the transactions is referred to as the “closing”.

The following unaudited pro forma condensed combined financial information (“unaudited pro forma financial information”) of MasterCraft has been prepared in accordance with Article 11 of Regulation S-X and gives pro forma effect to the mergers, and includes adjustments intended to illustrate the estimated pro forma effects of the mergers, which we refer to as the “Transaction Accounting Adjustments”.

The unaudited pro forma condensed combined balance sheet as of March 29, 2026, gives effect to the mergers as if they had been completed on March 29, 2026, and combines the consolidated balance sheet of MasterCraft as of March 29, 2026, with the consolidated balance sheet of Marine Products as of March 31, 2026.

The unaudited pro forma condensed combined statements of operations for the nine months ended March 29, 2026, and the year ended June 30, 2025, give effect to the mergers as if they were consummated on July 1, 2024. The unaudited pro forma condensed combined statement of operations for the nine months ended March 29, 2026, combines the consolidated statement of operations of MasterCraft for the nine months ended March 29, 2026, and the consolidated statement of operations of Marine Products for the nine months ended March 31, 2026. The unaudited pro forma condensed combined statement of operations for the year ended June 30, 2025, combines the consolidated statement of operations of MasterCraft for the year ended June 30, 2025, and the consolidated statement of operations of Marine Products for the twelve months ended June 30, 2025.

The unaudited pro forma financial information contained herein does not give effect to any historical financial results of MasterCraft following March 29, 2026, or Marine Products following March 31, 2026.

The unaudited pro forma financial information should be read in conjunction with the following:

•	The accompanying notes to the unaudited pro forma condensed combined financial information;

•

The unaudited condensed consolidated financial statements of MasterCraft as of and for the nine months ended March 29, 2026, and the related notes, as included in MasterCraft’s Quarterly Report on Form 10-Q as filed with the SEC on May 7, 2026;

•

The audited consolidated financial statements of MasterCraft as of and for the year ended June 30, 2025, and the related notes, as included in MasterCraft’s Annual Report on Form 10-K as filed with the SEC on August 27, 2025; and

•

The unaudited consolidated financial statements of Marine Products as of and for the three months ended March 31, 2026, and the related notes, as included in Marine Products’ Quarterly Report on Form 10-Q as filed with the SEC on May 8, 2026;

•

The audited consolidated financial statements of Marine Products as of and for the year ended December 31, 2025, and the related notes, as included in Marine Products’ Annual Report on Form 10-K as filed with the SEC on February 27, 2026.

The unaudited pro forma financial information is presented for informational purposes only and is not necessarily indicative of the operating results or financial position that would have been achieved had the mergers been consummated on the dates indicated or that the combined company may achieve in future periods. The Transaction Accounting Adjustments represent management’s best estimates and are based upon currently available information and certain assumptions that management believes are reasonable and supportable. As the unaudited pro forma financial information has been prepared based on these assumptions, the final amounts recorded may differ materially from the information presented herein. Further, the unaudited pro forma financial information does not reflect any operating synergies, dis-synergies, or cost savings that may result from the mergers.

MASTERCRAFT BOAT HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 29, 2026

	MasterCraft	Marine Products				MasterCraft
(Dollar amounts in thousands)	(Historical)	(Historical) (Note 3)	Transaction Accounting Adjustments (Note 5)			Pro Forma Combined
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$75,403	$45,799	$(90,726)	(a	)	$30,476
Short-term investments	9,220	—	—			9,220
Accounts receivable, net of allowance	11,230	5,201	—			16,431
Income tax receivable	1,740	2,865	—			4,605
Inventories	34,769	55,103	4,133	(b	)	94,005
Prepaid expenses and other current assets	9,484	4,200	999	(c	)	14,683

Total current assets	141,846	113,168	(85,594)			169,420
Property, plant and equipment, net	53,517	22,357	12,302	(d	)	88,176
Goodwill	28,493	3,308	89,482	(e	)	121,283
Other intangible assets, net	30,500	465	83,535	(f	)	114,500
Deferred income taxes	17,569	4,890	(22,459)	(g	)	—
Other long-term assets	5,927	5,012	—			10,939

Total assets	$277,852	$149,200	$77,266			$504,318

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$21,895	$14,490	$—			$36,385
Income tax payable	1,773	—	—			1,773
Accrued expenses and other current liabilities	53,884	15,000	—			68,884

Total current liabilities	77,552	29,490	—			107,042
Unrecognized tax positions	9,346	—	—			9,346
Other long-term liabilities	1,702	1,654	521	(g	)	3,877

Total liabilities	$88,600	$31,144	$521			$120,265
COMMITMENTS AND CONTINGENCIES
EQUITY:
Common stock	$163	$3,523	$(3,442)	(h	)	$244
Additional paid-in capital	52,805	—	199,217	(h	)	252,022
Retained earnings	136,084	114,533	(119,030)	(h	)	131,587

MasterCraft Boat Holdings, Inc. equity	189,052	118,056	76,745			383,853
Noncontrolling interest	200	—	—			200

Total equity	$189,252	$118,056	$76,745			$384,053

Total liabilities and equity	$277,852	$149,200	$77,266			$504,318

The accompanying notes are an integral part of this unaudited pro forma condensed combined financial information.

MASTERCRAFT BOAT HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED MARCH 29, 2026

	MasterCraft	Marine Products				MasterCraft
(Dollar amounts in thousands, except share and per share data)	(Historical)	(Reclassified) (Note 3)	Transaction Accounting Adjustments (Note 5)			Pro Forma Combined
NET SALES	$218,967	$184,252	$—			$403,219
COST OF SALES	168,502	153,885	243	(j	)	322,630

GROSS PROFIT	50,465	30,367	(243)			80,589
OPERATING EXPENSES:
Selling and marketing	9,649	5,491	—			15,140
General and administrative	34,267	20,991	125	(k	)	55,383
Amortization of other intangible assets	1,350	—	3,315	(l	)	4,665

Total operating expenses	45,266	26,482	3,440			75,188

OPERATING INCOME	5,199	3,885	(3,683)			5,401
OTHER INCOME (EXPENSE):
Interest expense	(146)	—	—			(146)
Interest income	2,257	1,144	—			3,401
Loss on extinguishment of debt	(71)	—	—			(71)

INCOME BEFORE INCOME TAX EXPENSE	7,239	5,029	(3,683)			8,585
INCOME TAX EXPENSE	1,811	2,079	(843)	(m	)	3,047

INCOME FROM CONTINUING OPERATIONS	$5,428	$2,950	$(2,840)			$5,538

INCOME PER SHARE (Note 5(n)):
Basic
Continuing operations	$0.34					$0.23
Diluted
Continuing operations	$0.33					$0.23
WEIGHTED AVERAGE SHARES USED FOR COMPUTATION OF (Note 5(n)):
Basic earnings per share	16,147,425					24,235,812
Diluted earnings per share	16,263,844					24,388,847

The accompanying notes are an integral part of this unaudited pro forma condensed combined financial information.

MASTERCRAFT BOAT HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED JUNE 30, 2025

	MasterCraft	Marine Products				MasterCraft
(Dollar amounts in thousands, except share and per share data)	(Historical)	(Reclassified) (Note 3)	Transaction Accounting Adjustments (Note 5)			Pro Forma Combined
NET SALES	$284,203	$224,368	$—			$508,571
COST OF SALES	227,338	185,568	4,133 475	(i (j	) )	417,514

GROSS PROFIT	56,865	38,800	(4,608)			91,057
OPERATING EXPENSES:
Selling and marketing	11,740	6,193	—			17,933
General and administrative	32,093	17,909	4,664	(k	)	54,666
Amortization of other intangible assets	1,800	—	4,420	(l	)	6,220

Total operating expenses	45,633	24,102	9,084			78,819

OPERATING INCOME	11,232	14,698	(13,692)			12,238
OTHER INCOME (EXPENSE):
Interest expense	(1,169)	—	—			(1,169)
Interest income	3,472	2,064	—			5,536

INCOME BEFORE INCOME TAX EXPENSE	13,535	16,762	(13,692)			16,605
INCOME TAX EXPENSE	2,820	2,723	(2,492)	(m	)	3,051

INCOME FROM CONTINUING OPERATIONS	$10,715	$14,039	$(11,200)			$13,554

INCOME PER SHARE (Note 5(n)):
Basic
Continuing operations	$0.65					$0.55
Diluted
Continuing operations	$0.65					$0.55
WEIGHTED AVERAGE SHARES USED FOR COMPUTATION OF (Note 5(n)):
Basic earnings per share	16,428,485					24,516,872
Diluted earnings per share	16,525,773					24,650,776

The accompanying notes are an integral part of this unaudited pro forma condensed combined financial information.

MASTERCRAFT BOAT HOLDINGS, INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(in thousands, except shares and per share amounts)

Note 1 – Description of the Transactions

Mergers

On February 5, 2026, MasterCraft entered into the merger agreement to acquire all of the issued and outstanding equity securities of Marine Products through the mergers. The merger agreement, among other things, provides for the combination of MasterCraft and Marine Products in a stock-and-cash transaction. As part of the first merger, on May 15, 2026, before the market opened, Merger Sub 1 merged with and into Marine Products, with Marine Products surviving as a wholly owned subsidiary of MasterCraft. Immediately after the first merger, Marine Products merged with and into Merger Sub 2 as part of the second merger, with Merger Sub 2 surviving as a wholly owned subsidiary of MasterCraft.

Upon the terms and conditions of the merger agreement, at the effective time of the first merger, which we refer to as the “effective time”, each share of Marine Products common stock, par value $0.10 per share, converted into the right to receive 0.232 shares, which we refer to as the “stock consideration”, of MasterCraft common stock, par value $0.01 per share, and $2.43 in cash, without interest, which we refer to as the “cash consideration”. Together, the cash consideration and the stock consideration are referred to as the “merger consideration”.

Treatment of Marine Products Equity Awards

Additionally, immediately prior to the first effective time, each outstanding Marine Products restricted stock award, which we refer to as a “Marine Products RSAs”, accelerated and vested in full and was treated in the same manner as shares of Marine Products common stock for purposes of receiving the merger consideration, except that Marine Products RSAs awarded in 2026 and held by employees who continue with the combined company following the closing date, which we refer to as the “Assumed RSAs”, were converted into (i) the cash consideration for each share of Marine Products restricted stock subject to such Assumed RSAs and (ii) MasterCraft RSAs corresponding to a number of shares of MasterCraft common stock equal to the product of (x) the number of shares of Marine Products restricted stock subject to such Assumed RSA and (y) the stock consideration. The MasterCraft RSAs have the same time-vesting restrictions as the existing Marine Products RSAs, provided that the Assumed RSAs also include double-trigger change-in-control vesting provisions following the mergers. In addition, each unvested Marine Products performance stock unit, which we refer to as a “Marine Products PSU”, with an incomplete performance period as of the closing date vested based on “target” performance and was treated in the same manner as shares of Marine Products common stock for purposes of receiving the merger consideration, while each unvested Marine Products PSU with a completed performance period as of the closing date vested based on “actual” performance and was treated in the same manner as shares of Marine Products common stock for purposes of receiving the merger consideration.

Ancillary Agreements

Concurrently with the execution of the merger agreement, on February 5, 2026, MasterCraft entered into (i) the voting agreement, (ii) the stockholders agreement, as amended, and (iii) the registration rights agreement. These ancillary agreements do not impact the unaudited pro forma financial information and therefore pro forma adjustments for these agreements are not reflected herein.

Note 2 – Basis of Presentation

The unaudited pro forma financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined balance sheet as of March 29, 2026, gives effect to the mergers as if they had been completed on March 29, 2026, and the unaudited pro forma condensed combined statements of operations for the nine months ended March 29, 2026, and the year ended June 30, 2025, give effect to the mergers as if they had been completed on July 1, 2024.

The historical consolidated financial statements of MasterCraft and the historical consolidated financial statements of Marine Products were prepared in accordance with U.S. GAAP and presented in U.S. dollars. The preparation of the unaudited pro forma financial information was based upon MasterCraft’s fiscal year end, which ends on June 30. Marine Products’ fiscal year ends on December 31. Given the difference between MasterCraft’s fiscal year end and Marine Products’ fiscal year end is more than one quarter, the historical statement of operations information of Marine Products has been adjusted to align with the fiscal year end of MasterCraft in order to prepare the unaudited pro forma condensed combined statements of operations. No adjustments were necessary to align Marine Products’ historical balance sheet.

For purposes of the unaudited pro forma condensed combined statement of operations for the nine months ended March 29, 2026, the historical consolidated statement of operations of MasterCraft for the nine months ended March 29, 2026, has been combined with the historical consolidated statement of operations of Marine Products for the period from July 1, 2025, to March 31, 2026 (i.e., the nine months ended March 31, 2026). For purposes of the unaudited pro forma condensed combined statement of operations for the year ended June 30, 2025, the historical consolidated statement of operations of MasterCraft for the year ended June 30, 2025, has been combined with the historical consolidated statement of operations of Marine Products for the period from July 1, 2024, to June 30, 2025 (i.e., the twelve months ended June 30, 2025). Refer to Note 3 for further details of the fiscal year alignment.

Additionally, as discussed in Note 3, certain reclassifications were made to conform the historical presentation of Marine Products consolidated financial statements to that of MasterCraft’s financial statement presentation. The accounting policies used in the preparation of the unaudited pro forma financial information are those set out in MasterCraft’s audited financial statements for the year ended June 30, 2025. Management conducted a preliminary evaluation of accounting policies used by Marine Products compared to accounting policies used by MasterCraft and did not identify any material differences, and accordingly, no adjustments to conform accounting policies have been reflected in the unaudited pro forma financial information. Following the completion of the mergers, MasterCraft will conduct a comprehensive review of Marine Products’ accounting policies, and as a result of that review, MasterCraft may identify differences which may have a material impact on the unaudited pro forma financial information.

The unaudited pro forma financial information reflects the pro forma effect of the mergers using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”), with MasterCraft as the accounting acquirer, using the fair value concepts defined in ASC Topic 820, Fair Value Measurement, and is based on the historical financial statements of MasterCraft and Marine Products. Refer to Note 4 for additional information regarding the accounting treatment and preliminary purchase price allocation.

The unaudited pro forma financial information is presented for informational purposes only and is not necessarily indicative of the operating results or financial position that would have been achieved had the mergers been consummated on the dates indicated or that the combined company may achieve in future periods. The unaudited pro forma financial information does not reflect any anticipated synergies or dis-synergies, operating efficiencies or cost savings that may result from the mergers, or any integration costs that may be incurred. The Transaction Accounting Adjustments represent management’s best estimates and are based upon currently available information and certain assumptions that MasterCraft believes are reasonable and supportable. As the unaudited pro forma financial information has been prepared based on these assumptions, the final amounts recorded may differ materially from the information presented herein.

Note 3 – Fiscal Year End Alignment and Financial Statement Line Item Reclassification Adjustments

Fiscal year end alignment and financial statement line item reclassification adjustments have been made to conform Marine Products’ historical financial statement presentation to MasterCraft’s financial statement presentation in the unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statements of operations.

Unaudited Pro Forma Condensed Combined Balance Sheet as of March 29, 2026

Reclassification Adjustments

During the preparation of the unaudited pro forma financial information, management performed a preliminary analysis of Marine Products’ financial information to identify differences in financial statement presentation compared to the presentation of MasterCraft. Management did not identify any significant differences between Marine Products’ historical consolidated balance sheet presentation as of March 31, 2026, and MasterCraft’s historical consolidated balance sheet presentation as of March 29, 2026. Accordingly, no reclassification adjustments are reflected in the unaudited pro forma condensed combined balance sheet as of March 29, 2026.

Unaudited Pro Forma Condensed Combined Statement of Operations for the Nine Months Ended March 29, 2026

Fiscal Year End Alignment

The historical consolidated statement of operations information of Marine Products for the nine months ended March 31, 2026, has been derived as follows:

(Dollar amounts in thousands)	Year Ended December 31, 2025 (Historical)	Less: Six Months Ended June 30, 2025 (Historical)	Plus: Three Months Ended March 31, 2026 (Historical)	Nine Months Ended March 31, 2026 (1) (Historical Aligned)
Net sales	$244,419	$126,700	$66,533	$184,252
Cost of goods sold	197,644	102,838	55,462	150,268

Gross profit	46,775	23,862	11,071	33,984
Selling, general and administrative expenses	32,747	16,438	8,824	25,133
Merger related costs	—	—	4,966	4,966

Operating income (loss)	14,028	7,424	(2,719)	3,885
Interest income, net	1,737	918	325	1,144

Income (loss) before income taxes	15,765	8,342	(2,394)	5,029
Income tax provision (benefit)	4,382	1,974	(329)	2,079

Net income (loss)	$11,383	$6,368	$(2,065)	$2,950

(1)

The historical consolidated statement of operations of Marine Products for the nine months ended March 31, 2026, was derived from (i) Marine Products’ consolidated statement of operations for the year ended December 31, 2025, as presented in its Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on February 27, 2026, less (ii) Marine Products’ consolidated statement of operations for the six months ended June 30, 2025, as presented in its Quarterly Report on Form 10-Q for the six months ended June 30, 2025, as filed with the SEC on July 24, 2025, plus (iii) Marine Products’ consolidated statement of operations for the three months ended March 31, 2026, as presented in its Quarterly Report on Form 10-Q for the three months ended March 31, 2026, as filed with the SEC on May 8, 2026.

Reclassification Adjustments

The following table presents a summary of reclassification adjustments to conform Marine Products’ historical consolidated statement of operations information for the nine months ended March 31, 2026, with MasterCraft’s historical consolidated statement of operations presentation for the nine months ended March 29, 2026 (dollar amounts in thousands):

MasterCraft	Marine Products	Marine Products				Marine Products
Consolidated Statement of Operations Line Items (Historical)	Consolidated Statement of Operations Line Items (Historical)	Nine Months Ended March 31, 2026 (Historical Aligned)	Reclassification Adjustments			Nine Months Ended March 31, 2026 (Reclassified)
Net sales	Net sales	$184,252	$—			$184,252
Cost of sales	Cost of goods sold	150,268	3,617	(a	)	153,885
Selling and marketing		—	5,491	(b	)	5,491
General and administrative		—	16,025	(b	)	20,991
			4,966	(c	)
	Selling, general and administrative expenses	25,133	(3,617)	(a	)	—
			(21,516)	(b	)
	Merger related costs	4,966	(4,966)	(c	)	—
Interest income	Interest income, net	1,144	—			1,144
Income tax expense	Income tax provision	2,079	—			2,079

(a)

On its historical consolidated statement of operations, Marine Products presented $3.6 million of warranty expense within selling, general and administrative expenses. This reclassification adjustment is to present this amount within cost of sales in the unaudited pro forma condensed combined statement of operations to conform with MasterCraft’s presentation.

(b)

On its historical consolidated statement of operations, Marine Products presented $5.5 million of selling and marketing expense and $16.0 million of general and administrative expense within selling, general and administrative expenses. This reclassification adjustment is to present these amounts in separate line items in the unaudited pro forma condensed combined statement of operations to conform with MasterCraft’s presentation.

(c)

On its historical consolidated statement of operations, Marine Products presented $5.0 million of merger related costs as a separate line item. This reclassification adjustment is to present this amount within general and administrative expenses in the unaudited pro forma condensed combined statement of operations to conform with MasterCraft’s presentation.

Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended June 30, 2025

Fiscal Year End Alignment

The historical statement of operations information of Marine Products for the twelve months ended June 30, 2025, has been derived as follows:

(Dollar amounts in thousands)	Year Ended December 31, 2024 (Historical)	Less: Six Months Ended June 30, 2024 (Historical)	Plus: Six Months Ended June 30, 2025 (Historical)	Twelve Months Ended June 30, 2025 (1) (Historical Aligned)
Net sales	$236,555	$138,887	$126,700	$224,368
Cost of goods sold	191,057	111,729	102,838	182,166

Gross profit	45,498	27,158	23,862	42,202
Selling, general and administrative expenses	27,376	16,166	16,438	27,648
Gain on disposition of assets, net	(144)	—	—	(144)

Operating income	18,266	10,992	7,424	14,698
Interest income, net	2,876	1,730	918	2,064

Income before income taxes	21,142	12,722	8,342	16,762
Income tax provision	3,289	2,540	1,974	2,723

Net income	$17,853	$10,182	$6,368	$14,039

(1)

The historical consolidated statement of operations of Marine Products for the twelve months ended June 30, 2025, was derived from (i) Marine Products’ consolidated statement of operations for the year ended December 31, 2024, as presented in its Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on February 27, 2026, less (ii) Marine Products’ consolidated statement of operations for the six months ended June 30, 2024, as presented in its Quarterly Report on Form 10-Q for the six months ended June 30, 2025, as filed with the SEC on July 24, 2025, plus (iii) Marine Products’ consolidated statement of operations for the six months ended June 30, 2025, as presented in its Quarterly Report on Form 10-Q for the six months ended June 30, 2025, as filed with the SEC on July 24, 2025.

Reclassification Adjustments

The following table presents a summary of reclassification adjustments to conform Marine Products’ historical consolidated statement of operations information for the twelve months ended June 30, 2025, with MasterCraft’s historical consolidated statement of operations presentation for the year ended June 30, 2025 (dollar amounts in thousands):

MasterCraft	Marine Products	Marine Products					Marine Products
Consolidated Statement of Operations Line Items (Historical)	Consolidated Statement of Operations Line Items (Historical)	Twelve Months Ended June 30, 2025 (Historical Aligned)	Reclassification Adjustments				Twelve Months Ended June 30, 2025 (Reclassified)
Net sales	Net sales	$224,368	$—				$224,368
Cost of sales	Cost of goods sold	182,166	3,402		(a	)	185,568
Selling and marketing		—	6,193		(b	)	6,193
General and administrative		—	18,053 (144)		(b (c	) )	17,909
	Selling, general and administrative expenses	27,648	(3,402 (24,246	) )	(a (b	) )	—
	Gain on disposition of assets, net	(144)	144		(c	)	—
Interest income	Interest income, net	2,064	—				2,064
Income tax expense	Income tax provision	2,723	—				2,723

(a)

On its historical consolidated statement of operations, Marine Products presented $3.4 million of warranty expense within selling, general and administrative expenses. This reclassification adjustment is to present this amount within cost of sales in the unaudited pro forma condensed combined statement of operations to conform with MasterCraft’s presentation.

(b)

On its historical consolidated statement of operations, Marine Products presented $6.2 million of selling and marketing expense and $18.1 million of general and administrative expense within selling, general and administrative expenses. This reclassification adjustment is to present these amounts in separate line items in the unaudited pro forma condensed combined statement of operations to conform with MasterCraft’s presentation.

(c)

On its historical consolidated statement of operations, Marine Products presented a $0.1 million gain on disposition of assets as a separate line item. This reclassification adjustment is to present this amount within general and administrative in the unaudited pro forma condensed combined statement of operations to conform with MasterCraft’s presentation.

Note 4 – Accounting Treatment and Preliminary Purchase Price Allocation

Under ASC 805, all assets acquired and liabilities assumed in a business combination are recognized and measured at their acquisition date fair values, and transaction costs associated with the business combination are expensed as incurred. The excess of merger consideration over the estimated fair value of identifiable assets acquired and liabilities assumed, if any, is allocated to goodwill.

The consideration transferred calculated in accordance with ASC 805 is based on the merger consideration as delineated in the merger agreement and is based on the number of shares of MasterCraft common stock issued multiplied by MasterCraft’s closing share price as of May 14, 2026.

In accordance with ASC 805, MasterCraft will assign fair value to assets acquired and liabilities assumed using best estimates and assumptions as of the closing date of the mergers. The determination of the estimated fair value of assets acquired requires significant judgment and often involves the use of various estimates and assumptions. To determine the preliminary estimate of fair values of assets acquired and liabilities assumed, MasterCraft used benchmark studies in addition to the historical audited balance sheet of Marine Products as of March 31, 2026, collectively with the consequential tax effects of the mergers.

The estimated fair values and purchase price allocation are preliminary. A final determination of the fair value of assets acquired, including any identifiable intangible assets, and liabilities assumed will be performed within one year of the mergers’ closing date. Since the unaudited pro forma financial information has been prepared based on preliminary fair values, the final amounts may differ materially from the information presented herein.

Merger Consideration

The following table presents the merger consideration:

(Dollar amounts in thousands, except share and per share data)	Amount
Shares of Marine Products common stock (1)	34,863,738
Exchange ratio	0.232

Shares of MasterCraft common stock to be issued	8,088,387
MasterCraft closing share price (2)	$24.64

Total preliminary stock consideration	$199,298

Shares of Marine Products common stock (1)	34,863,738
Shares of Assumed RSAs (3)	210,500

Shares of Marine Products common stock and Assumed RSAs	35,074,238
Cash Consideration per share	$2.43

Total preliminary cash consideration	$85,230

Total preliminary merger consideration (4)	$284,528

(1)

The shares of Marine Products common stock is based on 34,377,359 shares of Marine Products common stock issued and outstanding as of May 15, 2026 and 486,379 eligible RSAs and PSUs, net Marine Products stock withheld for tax purposes, outstanding as of May 15, 2026.

(2)	The value of the shares of MasterCraft common stock issued is based on the publicly quoted closing share price of MasterCraft common stock as of May 14, 2026.
(3)	Pursuant to the merger agreement, the holders of the Assumed RSAs are entitled to receive the cash consideration for each Assumed RSA outstanding immediately prior to the mergers.
(4)	Total preliminary merger consideration excludes cash payments totaling $5 thousand related to the impact of fractional shares, which is deemed immaterial.

Preliminary Purchase Price Allocation

The following table presents the preliminary purchase price allocation as if the mergers had been completed on March 29, 2026:

(Dollar amounts in thousands)	Preliminary Fair Value
Total merger consideration	$284,528
Assets
Cash and cash equivalents	$45,799
Accounts receivable, net of allowance	5,201
Income tax receivable	2,865
Inventories, net	59,236

(Dollar amounts in thousands)	Preliminary Fair Value
Prepaid expenses and other current assets	4,200
Property, plant and equipment, net	34,659
Other intangible assets, net	84,000
Other long-term assets	5,012

Total assets	$240,972

Liabilities
Accounts payable	$14,490
Accrued expenses and other current liabilities	15,000
Deferred income taxes	18,090
Other long-term liabilities	1,654

Total liabilities	$49,234

Net assets	$191,738

Goodwill	$92,790

Note 5 – Transaction Accounting Adjustments

Unaudited Pro Forma Condensed Combined Balance Sheet as of March 29, 2026

The unaudited pro forma condensed combined balance sheet as of March 29, 2026, reflects the following adjustments:

a)

Reflects a decrease to cash and cash equivalents of $90.7 million as a result of the payment of cash consideration, a decrease of $4.5 million related to transaction costs (primarily legal and professional services fees) not reflected in the historical financial statements that MasterCraft expects to incur related to the mergers, with a corresponding decrease to retained earnings, and a decrease of $1.0 million for a six-year, prepaid “tail” policy for D&O liability insurance and fiduciary liability insurance, which was required to be obtained by Marine Products prior to the closing of the mergers.

b)	Represents the preliminary fair value adjustment of $4.1 million to inventories, net, which considers net realizable value for work-in-process and finished goods.

c)

Reflects an increase to prepaid expenses and other current assets of $1.0 million related to the six-year, prepaid “tail” policy for D&O liability insurance and fiduciary liability insurance further described in Note 5(a).

d)

Represents the adjustment to property, plant and equipment, net, to reflect the preliminary fair value of $12.3 million for assets acquired in connection with the mergers. Refer to Note 5(j) for details of acquired property, plant and equipment.

e)

Reflects preliminary goodwill as a result of the mergers of $92.8 million and the elimination of Marine Products’ historical goodwill of $3.3 million. The goodwill is not expected to be deductible for tax purposes.

f)

Represents the adjustment to other intangible assets, net to reflect the preliminary fair value of $84.0 million for identifiable intangible assets acquired in connection with the mergers and the elimination of historical intangible assets related to prior acquisitions of $0.5 million. Refer to Note 5(l) for details of acquired identifiable intangible assets.

g)

Represents a decrease of $23.0 million to deferred income taxes due to an increase in deferred tax liabilities related to the estimated impact of purchase price adjustments in connection with the mergers. As a result of this adjustment, the ending balance reflects a $0.5 million net deferred tax liability and has been reclassified to other long-term liabilities.

h)	Represents the adjustments to equity, which are summarized in the table below:

(Dollar amounts in thousands)	Common Stock	Additional Paid-in Capital	Retained Earnings
Elimination of historical Marine Products’ equity	$(3,523)	$—	$(114,533)
Issuance of MasterCraft common stock in connection with the mergers (Note 4)	81	199,217	—
Estimated transaction costs (Note 5(a))	—	—	(4,497)

Total pro forma adjustments	$(3,442)	$199,217	$(119,030)

Unaudited Pro Forma Condensed Combined Statements of Operations for the Nine Months Ended March 29, 2026, and the Year Ended June 30, 2025

The unaudited pro forma condensed combined statements of operations for the nine months ended March 29, 2026, and the year ended June 30, 2025, reflect the following adjustments:

i)

Reflects an increase to cost of sales of $4.1 million for the year ended June 30, 2025, related to the amortization of the inventory fair value adjustment further described in Note 5(b). MasterCraft will recognize the increased value of inventories in cost of sales as the inventory is sold. For purposes of the unaudited pro forma condensed combined statements of operations, it is assumed that the increased value of inventories will be recognized in cost of sales within the first year following the mergers.

j)	Reflects the incremental depreciation expense related to the fair value step-up in property, plant and equipment acquired further described in Note 5(d), which is calculated as follows:

			Cost of Sales
(Dollar amounts in thousands)	Preliminary Fair Value	Estimated Useful Life (Years)	Nine Months Ended March 29, 2026	Year Ended June 30, 2025
Land	$1,788	N/A	$—	$—
Land improvements	554	2	208	277
Buildings and improvements	21,622	18	901	1,201
Machinery and equipment	9,306	5-6	1,273	1,697
Furniture and fixtures	1,389	5	209	278

Total property, plant and equipment at pro forma fair value	$34,659		$2,348	$3,453

Less: Marine Products historical property, plant and equipment, net and depreciation expense	(22,357)		(2,348)	(2,978)

Total pro forma adjustments to depreciation expense	$12,302		$243	$475

k)

Reflects increases to general and administrative expense related to non-recurring transaction costs (primarily legal and professional services fees) not reflected in the historical financial statements that MasterCraft expects to incur related to the mergers and amortization of the prepaid D&O liability and fiduciary liability insurance policy further described in Note 5(a). The adjustments to general and administrative expense are summarized below:

(Dollar amounts in thousands)	Nine Months Ended March 29, 2026	Year Ended June 30, 2025
Estimated transaction costs in connection with the mergers (1)	$—	$4,497
Amortization of prepaid D&O and fiduciary liability insurance (Note 5(a))	125	167

Total pro forma adjustments to general and administrative expense	$125	$4,664

(1)	The estimated transaction costs above are not anticipated to recur beyond twelve months after the closing date of the mergers.

l)	Reflects the incremental amortization expense related to identifiable intangible assets further described in Note 5(f), which is calculated as follows:

			Amortization of Other Intangible Assets
(Dollar amounts in thousands)	Preliminary Fair Value	Estimated Useful Life (Years)	Nine Months Ended March 29, 2026	Year Ended June 30, 2025
Dealer network	$44,200	10	$3,315	$4,420
Trade names	39,800	Indefinite	—	—

Total other intangible assets at pro forma fair value	$84,000		$3,315	$4,420

Less: Marine Products historical other intangible assets, net and amortization expense	(465)		—	—

Total pro forma adjustments to amortization expense	$83,535		$3,315	$4,420

m)

Reflects a decrease in income tax expense of $0.8 million for the nine months ended March 29, 2026, and a decrease in income tax expense of $2.5 million for the year ended June 30, 2025, resulting from the income tax impact of pro forma adjustments utilizing a blended statutory rate of 22.9% for the nine months ended March 29, 2026, and the year ended June 30, 2025.

n)	The following table presents the calculation of pro forma basic and diluted earnings per share for the nine months ended March 29, 2026, and the year ended June 30, 2025:

(Dollar amounts in thousands, except share and per share data)	Nine Months Ended March 29, 2026	Year Ended June 30, 2025
Pro forma income per share – basic:
Numerator:
Pro forma income from continuing operations – basic	$5,538	$13,554
Denominator:
Historical weighted average outstanding shares – basic, as reported in MasterCraft historical statement of operations	16,147,425	16,428,485
Shares of MasterCraft common stock issued in connection with the mergers (Note 4)	8,088,387	8,088,387

Pro forma weighted average outstanding shares – basic	24,235,812	24,516,872

Pro forma income per share – basic	$0.23	$0.55

Pro forma income per share – diluted:
Numerator:
Pro forma income from continuing operations – diluted	$5,538	$13,554
Denominator:
Historical weighted average outstanding shares – diluted, as reported in MasterCraft historical statement of operations	16,263,844	16,525,773
Shares of MasterCraft common stock issued in connection with the mergers (Note 4)	8,088,387	8,088,387
Impact of Marine Products RSAs converted to MasterCraft RSAs in connection with the mergers (Note 1) (1)	36,615	36,615

Pro forma weighted average outstanding shares – diluted	24,388,847	24,650,776

Pro forma income per share – diluted	$0.23	$0.55

(1)

The dilutive impact of Marine Products RSAs to be converted to MasterCraft RSAs in connection with the mergers is calculated based upon 210,500 unvested Marine Products RSAs outstanding as of May 15, 2026, which were converted to MasterCraft RSAs at an exchange ratio per the merger agreement of 0.232 less shares withheld for income taxes.